UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 3, 2009 (October 28, 2009)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2009, Shaanxi Milkgoat Dairy Co., Ltd. ("Shaanxi Milkgoat"), a wholly owned subsidiary of Yayi International Inc. (the "Company"), entered into a Project Installation Agreement ("Installation Agreement") with Heilongjiang Tianhong Food Equipment Co., Ltd. ("Heilongjiang Tianhong"), which provided for, among others, that Heilongjiang Tianhong was to provide and install all the process pipelines and the central system pipelines at Shaanxi Milkgoat’s new joint production facility. Pursuant to the Installation Agreement, Shaanxi Milkgoat agreed to pay Heiliongjiang Tianhong an aggregate of RMB 12,535,000 (approximately $1.84 million) in five installments for the service that Heilongjiang Tianhong will provide. Heiliongjiang Tianhong agreed to complete the installation within 90 days after Shaanxi Milkgoat provides to Heilongjiang Tianhong an appropriate construction site for the installation according to the Installation Agreement.

The foregoing description of the Installation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Installation Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Project Installation Agreement, by and between Shaanxi Milkgoat and Heilongjiang Tianhong, dated October 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: November 3, 2009

/s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Project Installation Agreement, by and between Shaanxi Milkgoat and Heilongjiang Tianhong, dated October 28, 2009.